UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 20, 2014

EARTHLINK HOLDINGS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	001-15605 (Commission File Number)	46-4228084 (I.R.S. Employer Identification No.)

1375 Peachtree St., Atlanta, Georgia      30309

(Address of principal executive offices)     (Zip Code)

(404) 815-0770

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers

On March 20, 2014 (the “Grant Date”), the Leadership and Compensation Committee of the Board of Directors of EarthLink Holdings Corp. (the “Company”) approved an Executive Incentive Award Agreement (the “Incentive Agreement”) with Michael D. Toplisek, Executive Vice President, Sales and Marketing.  The Incentive Agreement provides for cash payments of $250,000 on each of June 1, 2014, November 1, 2014 and March 1, 2015.  The Incentive Agreement also provides for a cash payment on March 15, 2015 of up to $500,000 based on the Company’s achievement of certain revenue and Adjusted EBITDA targets in fiscal 2014.  To receive a payment, Mr. Toplisek must be continuously employed by the Company from the Grant Date through the payment date, except in the event the Company terminates Mr. Toplisek’s employment without “cause” or Mr. Toplisek terminates his employment for “good reason.”  Mr. Toplisek must repay to the Company amounts paid to him in the event he voluntarily terminates his employment or is terminated by the Company for “cause” on or before March 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK HOLDINGS CORP.
(Registrant)

By:	/s/ Bradley A. Ferguson
Name: Bradley A. Ferguson
Title: Chief Financial Officer

Date:  March 21, 2014